UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 6, 2009

INCOMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	0001423325	333-152012
(State or other jurisdiction of incorporation)	(Central Index Key)	(Commission File Number)

244 5th Avenue, Suite V235
New York, NY 10001
(Address of principal executive offices, including zip code)

(917) 210-1074
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Report on Form 8-K/A amends the Current Report on Form 8-K filed on November 9, 2009 by Incoming, Inc. ("we", the "Company" or the “Registrant”)  concerning a change in the Company’s Certifying Account.

Item 4.01  Change in Registrant's Certifying Accountant

(a)  Previous independent registered public accounting firm:

On November 6, 2009, the Company dismissed Ronald R. Chadwick, P.C. (“Chadwick”) as its independent registered public accounting firm, effective immediately.

Chadwick’s audit report dated February 23, 2009 for the period from December 22, 2006 (inception) to November 30, 2008 contained a going concern modification.  With the exception of said going concern modification, Chadwick’s reports on the Company’s financial statements for either of the past two years did not contain any adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.   At no time during the period that Chadwick was the Company's certifying accountants were there any disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chadwick, would have caused Chadwick to make reference to the subject matter of such disagreements in connection with its report on the Company's financial statements.

The Company has provided Mr. Chadwick with a copy of this Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission and requested that Mr. Chadwick furnish a letter addressed to the Commission stating whether or not Mr. Chadwick agrees with the statements noted above. A copy of such letter responding to that request, dated January 20, 2010, is attached as Exhibit 16.1 to this Report on Form 8-K/A.

(b)  New independent registered public accounting firm

Effective November 6, 2009, the Company engaged Malone & Bailey, P.C. (“Malone & Bailey”) as the Company’s independent registered public accounting firm.

Item9.01  Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit 16.1	Letter from Chadwick to the Securities and Exchange Commission Dated January 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2010	INCOMING, INC.

	By:	/s/ Ephren W. Taylor II
	Name:	Ephren W. Taylor II
	Title:	President and Director